Exhibit 99.1

Contact:	NEWS RELEASE
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Steve Calk – Analysts/Investors
FTI Consulting
212-850-5611
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

ALLIANCE DATA'S LOYALTYONE® BUSINESS ANNOUNCES BRAZILIAN
COALITION LOYALTY PROGRAM EXPANSION INTO RIO DE JANEIRO;
SIGNS NEW AGREEMENT WITH FOURTH-LARGEST SUPERMARKET
OPERATOR, CENCOSUD

dotz Collector Base Reaches 16 Million Members, More Than 18 Percent Increase
Year-Over-Year; New Agreement Further Accelerates dotz National Growth Strategy

DALLAS, November 5, 2015 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced that CBSM - Companhia Brasileira De Servicos De Marketing ("Dotz"), operator of Brazil's dotz loyalty program, in which LoyaltyOne holds a sizeable equity stake, has expanded into the metropolitan area of Rio de Janeiro, with a population of 6.3 million and the second-largest city in Brazil.

The dotz program operates in Belo Horizonte, Brasilia, Sao Paulo State Interior (Campinas), Fortaleza, Recife and Joao Pessoa, Santa Catarina, Sorocaba in Sao Paulo Interior, Goiânia, Paraná, Maceió and Vitória. With the expansion into Rio de Janeiro, the program is operating in regions with an estimated population of more than 38 million.

In addition to the new market entry, dotz announced a multi-year, national agreement with Cencosud S.A. (NYSE: CNCO), one of Latin America's largest multi-brand retail conglomerates, with revenue of $15.48 billion (USD). Cencosud operates supermarkets, home improvement stores, shopping centers and department stores in Brazil, Argentina, Chile, Peru and Colombia. Today, Cencosud is the leading supermarket retailer in Brazil's northeast region and number three in the city of Rio de Janeiro.

Cencosud expects to issue dotz (points) to dotz coalition loyalty program members specifically at its Prezunic-branded supermarkets in Rio de Janeiro beginning in November 2015. Cencosud owns and operates more than 200 supermarkets and hypermarkets in Brazil including: Gbarbosa (in Sergipe, Alagoas and Bahia), Bretas (in Minas Gerais, Bahia and Goiás), Perini (in Bahia), Mercantil Rodrigues (Bahia, Sergipe and Minas Gerais) and Prezunic (Rio de Janeiro). Details pertaining to potential brand roll-outs were not released.
The dotz coalition loyalty program is similar to the Canadian AIR MILES® Reward Program – consumers can join online or at multiple participating sponsor locations to collect points through the dotz coalition program. Consumers accumulate dotz points through everyday shopping, which can be redeemed for various rewards.
Dotz continues its growth trajectory, now with a collector base of more than 16 million consumers enrolled in the program, a more than 18 percent increase year-over-year.
"dotz's expansion into Rio de Janeiro marks a significant stage in the program's growth strategy," said Bryan Pearson, president of LoyaltyOne. "With more than 16 million members now collecting dotz throughout Brazil, the launch into the country's second-largest city, as well as the addition of a national grocer, should further accelerate the program's appeal to consumers. We anticipate this will open the door to further market growth opportunities with potential regional and national partners in high consumer-traffic regions."
"Our success growing dotz from its roots as a loyalty program with regional partners into a national coalition program inclusive of national bank and supermarket partners demonstrates our ability to enhance and evolve a program focused on delivering results to business partners and consumers alike," said Roberto Chade, President of Dotz. "We will continue to build upon our marketplace momentum to explore and deepen our reach across high-frequency consumer verticals and in new regions, as well as to expand our appeal to consumers across the country."

Brazil has the fifth-largest population in the world with more than 204 million citizens (versus approximately 35 million in Canada) and has the characteristics required to host a successful coalition loyalty program.

About LoyaltyOne®

LoyaltyOne is a global leader in the design and implementation of coalition loyalty programs, customer analytics and loyalty services for Fortune 1000 clients around the world. LoyaltyOne's unparalleled track record delivering sustained business performance improvement for clients stems from its unique combination of hands-on practitioner experience and continuous thought leadership. LoyaltyOne has over 20 years' history leveraging data-driven insights to develop and operate some of the world's most effective loyalty programs and customer-centric solutions. These include the AIR MILES® Reward Program, North America's premier coalition loyalty program; a majority stake in European-based BrandLoyalty, one of the largest and most successful campaign-driven loyalty marketers outside of the Americas; and a working partnership with Latin America's leading coalition program, dotz. LoyaltyOne is also the owner of COLLOQUY, a group dedicated to research, publishing and education for the global loyalty industry.

LoyaltyOne is an Alliance Data® company. For more information, visit www.loyalty.com.

About Alliance Data

Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 15,000 associates at approximately 100 locations worldwide.

Alliance Data's Card Services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, the leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and holds a majority interest in Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

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This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.